SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2014

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2014, International Stem Cell, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four investors, which included two institutional investors and Andrey and Ruslan Semechkin, the Company’s Chief Executive Officer and Chairman and Chief Scientific Officer and Director, respectively, providing for the issuance (the “Offering”) of (i) 2,000 shares of Series H-1 convertible preferred stock (the “Series H-1 Preferred Stock”) issuable to the institutional investor at a price of $1,000 per share, (ii) 500 shares of Series H-2 convertible preferred stock (the “Series H-2 Preferred Stock”, and together with the Series H-1 Preferred Stock, the “Preferred Stock”) issuable to Ruslan and Andrey Semechkin at a price of $1,000 per share, (iii) Series A Warrants (the “Series A Warrants”) to purchase up to approximately 38.8 million shares of common stock at an initial exercise price of $0.0921 per share with a term of five and 1/2 years, (iv) Series B Warrants (the “Series B Warrants”) to purchase up to approximately 38.8 million shares of common stock at an initial exercise price of $0.06447 per share with a term of six months and (v) Series C Warrants (the “Series C Warrants”, together with the Series A Warrants and the Series B Warrants, collectively, the “Investor Warrants”) to purchase up to approximately 38.8 million shares of common stock at an initial exercise price of $0.06447 per share with a term of twelve months. The closing of the Offering is expected to occur on or about October 13, 2014 (the “Closing Date”), subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. Further, the Securities Purchase Agreement provides that as soon as reasonably practicable, but in any event within 60 days of the Closing Date, the Company is to hold a stockholders’ meeting to approve a reverse stock split and an amendment to the certificate of incorporation to increase the number of authorized shares of common stock under the Company’s certificate of incorporation. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

H.C Wainwright & Co. (the “Placement Agent”) is acting as the exclusive placement agent for the Offering pursuant to a placement agency engagement letter, dated as of September 23, 2014, by and between the Placement Agent and the Company (the “Engagement Letter”). Upon the closing of the Offering, pursuant to the Engagement Letter, the Placement Agent will receive a placement agent fee of $200,000 and a warrant to purchase approximately 9.3 million shares of common stock (the “Placement Agent Warrant”, together with the Investor Warrants, the “Warrants”) as well as the reimbursement of fees and expenses up to $50,000. Similar to the Series A Warrant, the Placement Warrant will have an initial exercise price of $0.0921 per share, be immediately exercisable and will terminate on five and 1/2 years after the date of issuance.

Subject to certain ownership limitations with respect to the Series H-1 Preferred Stock, the Preferred Stock is convertible at any time into shares of Common Stock at an initial conversion price of $0.06447 per share. The Preferred Stock is non-voting, is only entitled to dividends in the event that dividends are paid on the Common Stock, and will not have any preferences over the Common Stock, except that the Preferred Stock shall have preferential liquidation rights over the Common Stock. Other than the Series H-1 Preferred Stock having a beneficial ownership limitation, the Series H-1 Preferred Stock and Series H-2 Preferred Stock are substantially identical. The conversion price of the Preferred Stock is subject to certain resets as set forth in the Certificates of Designation, including the date of the amendment to the certificate of incorporation with respect to the reverse stock split, the effectiveness dates of the registration statements and the six and twelve month anniversaries of the Closing Date.

The Warrants are immediately exercisable and the exercise price of the Warrants is subject to certain reset adjustments as set forth in the forms of Warrant, including the date of the amendment to the Company’s certificate of incorporation with respect to the reverse stock split, the effectiveness dates of the registration statements and the six and twelve month anniversaries of the date of issuance of the Warrants.

The Company has also entered into a registration rights agreement (the “Registration Rights Agreement”) with the institutional investors pursuant to which the Company is obligated to file a registration statement to register the resale of (i) 120% (and upon stockholder approval of the amendment to the certificate of incorporation to increase the number of authorized shares of common stock to as described above and the filing thereof with the Delaware Secretary of State, 200%) of the shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) 120% (and upon stockholder approval of the amendment to the certificate of incorporation to increase the number of authorized shares of common stock as described above and the filing thereof with the Delaware Secretary of State, 200%) of the shares of Common Stock issuable upon exercise of the Investor Warrants, (iii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Preferred Stock or the Investor Warrants and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, within thirty calendar days of the closing of the Offering. Additionally, the Registration Rights Agreement provides for certain monetary penalties if the registration statements are not filed or declared effective prior to certain dates as set forth in the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Series H-1 Preferred Stock, the Series H-2 Preferred Stock and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 3.1, 3.2, 4.1, 4.2, 4.3 and 4.4, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The shares of Preferred Stock and Warrants described above have not been registered under the Securities Act of 1933, as amended. The issuance and sale of the Preferred Stock and the Warrants by the Company under the Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modifications of Rights of Securities Holders.

The Company intends to file prior to the Closing Date, the Certificate of Designation of Preferences, Rights and Limitations of Series H-1 Convertible Preferred Stock and the Certificate of Designation of Preferences, Rights and Limitations of Series H-2 Convertible Preferred Stock (together the “Certificates of Designation”) with the Secretary of State of the State of Delaware, establishing and designating the Series H-1 Preferred Stock and the Series H-2 Preferred Stock. Each share of Series H-1 Preferred Stock and Series H-2 Preferred Stock has a stated value of $1,000. Each share of Series H-1 Preferred Stock and Series H-2 Preferred Stock is convertible, at any time at the option of the holder thereof, into a number of shares of Common Stock determined by dividing the stated value by the initial conversion price of $0.06447 per share, subject to certain adjustments and subject to a 9.99% blocker provision with respect to the Series H-1 Preferred Stock. The Series H-1 Preferred Stock and the Series H-2 Preferred Stock have no dividend rights, liquidation preferences or other preferences over Common Stock and have no voting rights except as required by law. Copies of the Certificates of Designation are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference. The foregoing descriptions of the Certificates of Designation are qualified in their entirety by reference to Exhibits 3.1 and 3.2 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Prior to the Closing Date, the Company intends to file Certificates of Designation, forms of which are attached hereto as Exhibits 3.1 and 3.2, and incorporated herein by reference. As discussed in Item 3.03, the Certificates of Designation establish and designate the Series H-1 Preferred Stock and the Series H-2 Preferred Stock, and the rights, preferences, privileges and limitations thereof.

Item 8.01	Other Events.

On October 8, 2014, the Company issued a press release announcing the Offering. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities, the amount of proceeds from the Offering and the closing of the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Preferences, Rights and Limitations of Series H-1 Convertible Preferred Stock.

3.2	Certificate of Preferences, Rights and Limitations of Series H-2 Convertible Preferred Stock.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant.

4.3	Form of Series C Common Stock Purchase Warrant.

4.4	Form of Placement Agent Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release, dated October 8, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Jay Novak
Jay Novak
Chief Financial Officer

Dated: October 8, 2014